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
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                                                                                                 Exhibit 11


                                 MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                                  COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (In Millions, Except Per Share Amounts)

                                                         Year Ended Last Friday in December
                                         ------------------------------------------------------------------
                                              1996          1995          1994          1993          1992
                                         ----------    ----------    ----------    ----------    ----------
                                         (52 Weeks)    (52 Weeks)    (52 Weeks)    (53 Weeks)    (52 Weeks)
Earnings
Earnings before cumulative effect of
  changes in accounting principles       $   1,619     $   1,114     $   1,017     $   1,394     $     952
Cumulative effect of changes in
  accounting principles                       --            --            --             (35)          (58)
                                         ---------     ---------     ---------     ---------     ---------
Net earnings                                 1,619         1,114         1,017         1,359           894
Preferred stock dividends                      (47)          (48)          (13)           (5)           (7)
                                         ---------     ---------     ---------     ---------     ---------
Net earnings applicable to
  common stockholders                    $   1,572     $   1,066     $   1,004     $   1,354     $     887
                                         =========     =========     =========     =========     =========
Primary Weighted Average Shares
Common stock                                 168.9         176.6         195.7         209.3         207.7
Assuming issuance of shares relating
  to employee incentive plans                 22.9          19.4          15.5          17.0          18.7
                                         ---------     ---------     ---------     ---------     ---------
Total shares                                 191.8         196.0         211.2         226.3         226.4
                                         =========     =========     =========     =========     =========
Primary Earnings Per Share
Earnings before cumulative effect of
  changes in accounting principles       $    8.20     $    5.44     $    4.75     $    6.14     $    4.18
Cumulative effect of changes in
  accounting principles                       --            --            --            (.16)         (.26)
                                         ---------     ---------     ---------     ---------     ---------
Net earnings                             $    8.20     $    5.44     $    4.75     $    5.98     $    3.92
                                         =========     =========     =========     =========     =========
Fully Diluted Weighted Average Shares
Common stock                                 168.9         176.6         195.7         209.3         207.7
Assuming issuance of shares relating
  to employee incentive plans                 26.3          20.1          16.0          18.2          19.2
                                         ---------     ---------     ---------     ---------     ---------
Total shares                                 195.2         196.7         211.7         227.5         226.9
                                         =========     =========     =========     =========     =========
Fully Diluted Earnings Per Share
Earnings before cumulative effect of
  changes in accounting principles       $    8.06     $    5.42     $    4.74     $    6.11     $    4.17
Cumulative effect of changes in
  accounting principles                       --            --            --            (.16)         (.26)
                                         ---------     ---------     ---------     ---------     ---------
Net earnings                             $    8.06     $    5.42     $    4.74     $    5.95     $    3.91
                                         =========     =========     =========     =========     =========
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Notes: All share and per share amounts have been restated for the two-for-one common stock split, effected in the form of a 100% stock dividend, declared by the Board of Directors on October 11, 1993 and paid on
       November 24, 1993.

      Primary and fully diluted earnings per share are based on actual numbers before rounding.